Exhibit D-2

[The Korea Development Bank Letterhead]

POWER OF ATTORNEY

The undersigned, the duly appointed Chief Executive Officer and Chairman of the Board of Directors of The Korea Development Bank (“KDB”), hereby constitutes and appoints each of Dong Bin Joo, Head of Financial Management Division, Yoo Seoung Kim, General Manager of Treasury Department, Hyun Soo Chun, Head of Global Funding Team, Tae Jeong Yun, General Manager of New York Branch, and Jinwon Kim, Deputy General Manager of New York Branch, and any other person acting in such capacity (including any successor) with full power of substitution as an agent and attorney-in-fact of the undersigned Chief Executive Officer and Chairman of the Board of Directors with full power in each of them acting alone to take the following actions on behalf of KDB and the undersigned Chief Executive Officer and Chairman of the Board of Directors:

1. To sign a registration statement (the “Registration Statement”) under Schedule B of the United States Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of debt securities consisting of debentures, notes and/or other evidence of indebtedness (the “Debt Securities”) with or without warrants (the “Warrants”) to purchase the Debt Securities, guarantees of obligations of third parties (the “KDB Guarantees”) and/or the guarantees of the Debt Securities (the “ROK Guarantees”) to be issued from time to time and one or more amendments to the Registration Statement (including, without limitation, pre-effective or post-effective amendments thereto and amendments or supplements to the prospectus contained therein), and any registration statement or amendment filed pursuant to Rule 462(b) under the Securities Act and to cause the same to be filed with or, where permitted, transmitted for filing to the United States Securities and Exchange Commission, together with such exhibits and other documents as may be necessary or appropriate;

2. To sign such applications, certificates, consents and other documents as may be necessary or appropriate from time to time in connection with the qualification of the Debt Securities, Warrants, KDB Guarantees and/or ROK Guarantees under the securities and Blue Sky laws of any of the states or other jurisdictions of the United States of America and to cause the same to be filed with the securities or Blue Sky commissions of such states or other jurisdictions; and

3. To sign such other documents (including, without limitation, one or more Underwriting Agreements, Distribution Agreements, Fiscal Agency Agreements, Warrant Agreements, Guarantee Agreements, documents related to the listing of any Debt Securities on a stock exchange, Paying Agency Agreements and Appointments of Process Agents relating to the Debt Securities, Warrants, KDB Guarantees or ROK Guarantees), to take such other actions and to do such other things as said agents and attorneys-in-fact or any of them, may deem necessary or appropriate, from time to time, in connection with the foregoing and in connection with the issuance from time to time by the Republic of Korea of the ROK Guarantees and the issuance and/or sale, from time to time, by KDB of the Debt Securities, Warrants or KDB Guarantees.

IN WITNESS WHEREOF, the undersigned has executed this power of attorney on the 16th day of September, 2025.

By	/s/ Sang Jin Park
Sang Jin Park
Chief Executive Officer and Chairman of the Board of Directors The Korea Development Bank